                           OFFER TO PURCHASE FOR CASH

                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                 (INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING
                             STOCK PURCHASE RIGHTS)

                                       OF

                              ASARCO INCORPORATED

                                       AT

                          $26.00 NET PER SHARE IN CASH

                                       BY

                               ASMEX CORPORATION,

                          A WHOLLY OWNED SUBSIDIARY OF

                           GRUPO MEXICO, S.A. DE C.V.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
        12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 25, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                              September 27, 1999

TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

    We have been engaged by ASMEX Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Grupo Mexico, S.A. de C.V., a Mexican corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, without par value (the "Common Stock"), of ASARCO Incorporated, a New Jersey corporation ("ASARCO"), including the associated junior participating preferred stock purchase rights (including any successors thereto, the "Rights"), at a price of $26.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 27, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. Unless the context otherwise requires, all references herein to the Common Stock shall include the associated Rights.

    Unless the Rights Condition has been satisfied or waived, holders of shares of Common Stock will be required to tender one Right for each share of Common Stock tendered to effect a valid tender of such shares of Common Stock. Unless and until the Distribution Date (as defined in the Offer to Purchase) occurs, the Rights are represented by and transferred with the Common Stock. Accordingly, if the Distribution Date does not occur prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer, a tender of shares of Common Stock will constitute a tender of the associated Rights. If a Distribution Date has occurred before shares of Common Stock are tendered, Rights Certificates (as defined in the Offer to Purchase) representing a number of Rights equal to the number of shares of Common Stock being tendered must be delivered to the Depositary (as defined in the Offer to Purchase) in order for such shares of Common Stock to be validly tendered. If a Distribution Date has occurred subsequent to the tender of shares of Common Stock, Rights Certificates representing a number of Rights equal to the number of shares of Common Stock tendered pursuant to the Offer must be delivered to the Depositary within three New York Stock Exchange ("NYSE") trading days after the date such Rights Certificates are distributed in order for such shares of Common Stock to be validly tendered.
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    If a shareholder desires to tender shares of Common Stock pursuant to the
Offer and such shareholder's Common Stock Certificates, and if applicable, Rights Certificates, are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such shares of Common Stock may nevertheless be tendered pursuant to the guaranteed delivery procedure described in "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED RIGHTS) OF ASARCO WHICH, TOGETHER WITH SHARES OF COMMON STOCK OWNED BY PARENT AND PURCHASER, CONSTITUTE AT LEAST 80% OF THE SHARES OF COMMON STOCK OUTSTANDING ON A FULLY DILUTED BASIS, (2) THE RIGHTS HAVING BEEN REDEEMED BY THE BOARD OF DIRECTORS OF ASARCO OR PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE RIGHTS ARE INVALID OR OTHERWISE INAPPLICABLE TO THE TRANSACTIONS CONTEMPLATED BY THE OFFER TO PURCHASE, (3) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE AGREEMENT AND PLAN OF MERGER DATED AS OF JULY 15, 1999, AMONG ASARCO, CYPRUS AMAX AND CERTAIN OTHER PARTIES, HAS BEEN TERMINATED AND ASARCO HAVING ENTERED INTO A DEFINITIVE MERGER AGREEMENT WITH PARENT AND PURCHASER TO PROVIDE FOR THE ACQUISITION OF ASARCO BY PARENT OR PURCHASER AND (4) PARENT AND PURCHASER HAVING OBTAINED ALL REGULATORY APPROVALS NECESSARY FOR THEIR ACQUISITION OF CONTROL OF ASARCO ON TERMS AND CONDITIONS SATISFACTORY TO PURCHASER, IN ITS SOLE DISCRETION.

    For your information and for forwarding to your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee, or who hold shares of Common Stock in their own name we are enclosing the following documents:

        1. Offer to Purchase dated September 27, 1999;

        2. Letter of Transmittal to be used by holders of shares in accepting the Offer and tendering shares of Common Stock and Rights;

        3. Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such shares of Common Stock and Rights are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis;

        4. A letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

        5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        6. A return envelope addressed to the Depositary.

    For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, shares of Common Stock validly tendered and not properly withdrawn if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such shares of Common Stock for payment. Payment for shares of Common Stock accepted pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering

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shareholders for the purpose of receiving payments from Purchaser and transmitting payments to such tendering shareholders. Under no circumstances will interest on the purchase price for shares of Common Stock be paid by Purchaser, regardless of any delay in making such payment. Upon the deposit of funds with the Depositary for the purpose of making payments to tendering shareholders, Purchaser's obligation to make such payment shall be satisfied and tendering shareholders must thereafter look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of shares of Common Stock pursuant to the Offer. Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered shares of Common Stock, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

    Neither Parent nor Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager and the Information Agent as described in "Fees and Expenses" of the Offer to Purchase) in connection with the solicitation of tenders of shares of Common Stock and Rights pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, OCTOBER 25, 1999, UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered shares of Common Stock, and Rights, if applicable, should be delivered or such shares of Common Stock and Rights should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    Any inquiries you may have with respect to the Offer should be addressed to, and additional information may be obtained from, the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          CHASE SECURITIES INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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